Exhibit 99.2

AMCOL International Corporation (NYSE: ACO) Reports Declaration of Dividend and Delay in Filing of Second Quarter Form 10-Q

HOFFMAN ESTATES, IL--(Marketwire - August 10, 2012) - AMCOL International Corporation (NYSE: ACO) reports that the Board of Directors has declared a quarterly dividend of $0.20 per share, payable on October 9, 2012 to shareholders of record as of August 29, 2012.

AMCOL also reports that it has filed a Form 12b-25 to report the delay in filing its Quarterly Report on Form 10-Q for the 2012 second quarter ended June 30, 2012. Following the release of AMCOL's earnings for the second quarter in a press release dated July 27, 2012, AMCOL determined that it may need to reduce the value of inventory recorded in its Environmental segment's operations in Spain. AMCOL management and our Audit Committee are working together to determine the amount of the reduction required and to identify the financial reporting periods impacted. At this time, we believe that the relevant periods may include one or more periods dating back to as early as 2010. Currently, neither AMCOL management nor our Audit Committee is able to determine whether any financial statements will need to be restated or whether the financial results presented in the July 27, 2012 press release will need to be revised.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding possible restatements or revisions of financial results. Such forward-looking statements are subject to many uncertainties, which include factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission. AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL's expectations.

AMCOL, headquartered in Hoffman Estates, IL, produces and markets a wide range of specialty minerals and materials used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Company), CETCO Oilfield Services Company and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com.

For further information, contact:
Don Pearson
Vice President & CFO
847.851.1500